                            EQUITY JOINT VENTURE AGREEMENT

                 THIS AGREEMENT made this 19th day of February, 1996.

A M O N G:

                 GLOBESAT HOLDING CORP., a company incorporated under the laws of the State of Utah

                 (hereinafter called "GSAT")

                                  - and -

                  STARTECH ENVIRONMENTAL CORPORATION, a company incorporated under the laws of the State of Colorado

                  (hereinafter called "STAR")

WHEREAS STAR has developed a proprietary process relating to the manufacture, use and operation of Plasma Waste Converter
Systems (as hereinafter defined);

AND WHEREAS GSAT and STAR desire to form a joint venture among themselves for the purpose of, among other things, commercializing Tire Resource Recovery Systems (as hereinafter defined) on the terms and conditions set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the sum of One Dollar ($1.00) paid by each party hereto to the other parties hereto and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), it is hereby agreed as follows:

1.Definitions. For the purposes of this Agreement, the following definitions shall apply:

a."Board of Directors" means the board of directors of the Corporation as duly elected from time to time;

b."Corporation" has the meaning ascribed thereto in section 3 hereof;

c."Exclusive Representative Agreement" has the meaning ascribed thereto in section 5 hereof;

d."GSAT-SUB" means a wholly-owned subsidiary of GSAT;


e."Plasma Waste Converter Systems" means electrically driven systems that utilize an ionized plasma arc to produce an intense field of radiant energy that causes the dissociation of the molecular bonds of organic and inorganic solids, liquids and gaseous compounds and/or materials into their elemental atomic components, and reforms them into, among other things, non-hazardous recoverable and reusable products;

f."Share" means a common share in the capital of the Corporation and "Shares" means more than one common share; and "Share" or "Shares" include both present and future common shares issued by the Corporation;

g."Shareholders" means GSAT-SUB and STAR-SUB;

h."Shareholders' Agreement" has the meaning ascribed thereto in section 7 hereof;

i."STAR-SUB" means a wholly-owned subsidiary of STAR; and

j."Tire Resource Recovery Systems" means Plasma Waste
Converter Systems developed by STAR, in conjunction with others, which are designed to convert tires into commodity products, principally comprised of iron and synthetic gas.

2.Scope of the Joint Venture. The joint venture shall be primarily engaged in the business of commercializing Tire
Resource Recovery Systems. The joint venture may also engage in the business of commercializing Plasma Waste Converter Systems for alternative energy generation. Through GSAT-SUB and STAR-SUB, respectively, GSAT and STAR will be the initial parties to the joint venture. The organizational form of the joint venture company shall be a corporation.

3.Formation of the Corporation.

a.A corporation under the name GlobeStar Energy Corporation, or such other name as may mutually agreed upon by the parties hereto (the "Corporation"), shall be organized in a jurisdiction to be determined by the parties hereto;

b.the Corporation shall be primarily engaged in the business of commercializing Tire Resource Recovery Systems. The
Corporation may also engage in the business of commercializing
Plasma Waste Converter Systems or such other businesses as the parties hereto may agree;

c.the articles of incorporation and the by-laws of the Corporation shall give full effect to the terms of this Agreement and shall be in a form satisfactory to the Shareholders. The authorized capital of the Corporation shall consist of an unlimited number of Shares or such other number as may be determined by the Shareholders; and

d.all costs incurred in taking the formal steps required to establish the Corporation shall be borne by the Corporation.

4.Initial Capitalization. The parties hereto agree that the Corporation shall be capitalized such that GSAT, through GSAT-SUB, holds sixty per cent (60%) of the outstanding Shares and STAR, through STAR-SUB, holds forty per cent (40%) of the outstanding Shares. It is the intention of the parties hereto that consideration for these shares shall be nominal.

5.Appointment as Representative.

a.As soon as practicable upon formation of the Corporation as aforesaid, and in any event within 90 days from the date hereof, STAR agrees to enter into an agreement (the "Exclusive Representative Agreement") with the Corporation, whereby the Corporation will be appointed as STAR's exclusive global representative in respect of Tire Resource Recovery Systems;

b.the parties hereto agree that the Exclusive Representative
Agreement will, among other things, include certain performance criteria for the Corporation, which will be negotiated, in good faith, by the parties; and

c.notwithstanding anything else herein contained, the parties hereto further agree that the Exclusive Representative Agreement will provide that, in the event that the Corporation fails to satisfy the performance criteria stated therein, STAR may enter into non-exclusive representative agreements with third parties in respect of Tire Resource Recovery Systems.

6.Shareholders' Agreement.

a.The Shareholders agree to negotiate in good faith and, within 90 days of the date hereof, to use their best efforts to enter into a shareholders' agreement (the "Shareholders'
Agreement") which will govern the relationship of the Shareholders to one another and the Corporation and will provide, among other things, the following:

   i.requirement for unanimous approval of the Shareholders to:
    (1) incur capital expenditures in excess of $100,000 in any fiscal year;


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    (2)  sell or other dispose of assets having an aggregate
         value in excess of $500,000 in any fiscal year, excluding inventory sold in the ordinary course of business;

    (3) dispose of all or substantially all of the assets of the Corporation;

    (4) amend the constating documents or by-laws of the Corporation;

    (5)  admit other shareholders of the Corporation; or

    (6) amalgamate, merge, consolidate, reorganize, continue, liquidate or dissolve the Corporation;

  ii.no Shareholder will be entitled to sell, transfer, pledge or encumber its Shares;

  iii.if either of the Shareholders wishes to sell its Shares to an arm's length purchaser, it must obtain for the benefit of the other Shareholder an opportunity to sell its Shares to the purchaser on at least as favourable terms and conditions; and

  iv.if either of the Shareholders becomes bankrupt or insolvent, the Corporation shall be obligated to purchase such Shareholder's Shares for cancellation at a price equal to the net book value of such Shareholder's Shares as at the end of the preceding fiscal year plus (or minus) an amount representing such Shareholder's proportionate share of the pre-tax earnings (or losses) of the Corporation to the end of the month preceding the month during which the bankruptcy or insolvency occurs and minus the amount of any distributions made to that Shareholder during the then current fiscal year; and

b.until such time as the Shareholders' Agreement is executed by the Shareholders, the Shareholders agree to the following:

  i.the Shareholders shall not cause the Corporation, nor shall the Shareholders cause the Board of Directors to undertake any of the following:

    (1) incur capital expenditures in excess of $100,000 in any fiscal year;

    (2) sell or other dispose of assets having an aggregate value in excess of $500,000 in any fiscal year, excluding inventory sold in the ordinary course of business;


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    (3)  dispose of all or substantially all of the assets of
         the Corporation;

    (4) amend the constating documents or by-laws of the Corporation;

    (5)  admit other shareholders of the Corporation; or

    (6) amalgamate, merge, consolidate, reorganize, continue, liquidate or dissolve the Corporation.

  ii.no Shareholder shall sell, transfer, pledge or encumber its Shares; and

iii.if either of the Shareholders becomes bankrupt or insolvent, the Corporation shall be obligated to purchase such Shareholder's Shares for cancellation at a price equal to the net book value of such Shareholder's Shares as at the end of the preceding fiscal year plus (or minus) an amount representing such Shareholder's proportionate share of the pre-tax earnings (or losses) of the Corporation to the end of the month preceding the month during which the bankruptcy or insolvency occurs and minus the amount of any distributions made to that Shareholder during the then current fiscal year.

7.Board of Directors. Following the formation of the Corporation, the Shareholders agree to vote their Shares so that the Board of Directors will consist of five persons, three of whom will be nominees of GSAT-SUB and two of whom will be nominees of STAR-SUB. To constitute a quorum, three directors must be present and two such directors shall be nominees of GSAT-SUB and one such director shall be a nominee of STAR-SUB.
Meetings of the Board of Directors may take place in person or by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously.

8.Officers. The Board of Directors shall have the power to appoint and remove officers of the Corporation. The initial officers will be as agreed to by the Shareholders.

9.Financing of the Corporation. Under no circumstances will GSAT, its subsidiaries and affiliates or STAR, its subsidiaries or affiliates have any obligation to lend money to the Corporation or to guarantee its obligations.

10.Execution of Instruments. All cheques and other banking documents, deeds, transfers, contracts, agreements and other documents that are required to be executed by the Corporation from time to time shall be executed on its behalf by such person or persons as the Board of Directors may by resolution designate from time to time.

11.Business Plan. The parties hereto agree to use their best efforts to develop and complete a comprehensive business plan for the Corporation within 90 days of the date hereof.

12.Compliance with Laws. The Shareholders agree to take all necessary steps to ensure that the Corporation does not engage or participate, directly or indirectly, in any transaction whatsoever with respect to Tire Resource Recovery Systems to be sold by it, if such transaction is prohibited by applicable law.

13. Finance, Audit and Record Keeping.

a.The fiscal year of the Corporation shall be fixed by the Board of Directors;

b.the Corporation shall keep all accounts and records required by law and practice applicable to its domicile. The Corporation shall also keep books of account, and prepare quarterly and annual financial statements, including a balance sheet, income statement and such additional statements as either party hereto may reasonably request, in accordance with generally accepted accounting principles. These accounts and statements shall control in determining the performance of the Corporation, the amount of profits available for distribution, and all other financial questions or matters;

c.an independent certified public accounting firm as the Shareholders designate shall set up the accounts and records of the Corporation, and, if deemed appropriate by the Shareholders, shall audit the accounts and certify the annual financial statements of the Corporation, and shall resolve all questions of proper accounting and financial reporting. If one party hereto disagrees with a determination of the accounting firm, it may submit the question to arbitration in accordance with this Agreement; and

d.in the first three months of each fiscal year, the management of the Corporation shall prepare the previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and shall submit same to the Board of Directors for examination and approval.

14.Termination.  This Agreement shall terminate upon:

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a.liquidation or dissolution of the Corporation;

b.mutual written agreement of the Shareholders; or

c.one Shareholder owning all of the issued and outstanding
Shares.

15.Insurance. Insurance policies of the Corporation on various kinds of risks shall be underwritten by an underwriter designated by the Board of Directors. Types, value and duration of insurance shall be decided by the Board of Directors.

16.Representations and Warranties of STAR. STAR represents, warrants and covenants to GSAT, and acknowledges that GSAT is relying on such representations, warranties and covenants, the following:

a.STAR is a corporation duly incorporated and validly subsisting in all respects under the laws of the State of Colorado. There are no proceedings in progress, pending or, to the best of the knowledge of STAR, threatened, which could result in the revocation, cancellation or suspension of any licenses, registrations or qualifications of STAR;

b.STAR is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. STAR has all requisite corporate capacity, power and authority to own, hold under license or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated herein;

c.STAR has good right, full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. STAR and its board of directors has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. STAR has duly executed and delivered this Agreement;

d.this Agreement is a legal, valid and binding obligation of STAR enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court;

e.the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of, or constitute a default under, the terms, conditions or provisions of the constating documents or by-laws of, or any shareholder agreement relating to, STAR or of any law, regulation, judgment, decree or order binding on or applicable to it or by which STAR benefits or to which any of their property is subject or of any material agreement, lease, license, permit or other instrument to which STAR is a party or is otherwise bound or by which it benefits or to which any of its property is subject and do not require the consent or approval of any other party or any governmental body, agency or authority;

f.STAR is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by it in connection with the execution, delivery or performance by STAR of this Agreement or the completion of any of the transactions contemplated hereby;

g.there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of STAR) pending or, to the best of the knowledge of STAR, threatened, by or against or affecting STAR which relate to the rights given to GSAT and the Corporation hereunder, at law or in equity, or before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

h.STAR has not:

(i) admitted its inability to pay its debts generally as they become due or failed to pay its debts generally as they become due;

(ii) filed an assignment or petition in bankruptcy or a petition to take advantage of any insolvency statute;

(iii) made an assignment for the benefit of its creditors;

(iv) consented to the appointment of a receiver of the whole or any substantial part of its assets;

(v) filed a petition or answer seeking a reorganiz-ation, arrangement, adjustment or composition under applicable bankruptcy laws or any other applicable law or statute of the United States of America or any subdivision thereof; or

(vi) been adjudged by a court having jurisdiction a bankrupt or insolvent, nor has a decree or order of a court having jurisdiction been entered for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy with such decree or order having remained in force and undischarged or unstayed for a period of 30 days.

All of the representations and warranties of STAR contained above shall survive the execution and delivery of this Agreement notwithstanding any investigation made at any time by or on behalf of GSAT.

17.Representations and Warranties of GSAT. GSAT represents, warrants and covenants to STAR, and acknowledges that STAR is relying on such representations, warranties and covenants, the following:

a.GSAT is a corporation duly incorporated and validly subsisting in all respects under the laws of the State of Utah.
There are no proceedings in progress, pending or, to the best of the knowledge of GSAT, threatened, which could result in the revocation, cancellation or suspension of any licenses, registrations or qualifications of GSAT;

b.GSAT is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. GSAT has all requisite corporate capacity, power and authority to own, hold under license or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated by, this Agreement;

c.GSAT has good right, full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. GSAT and its board of directors has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. GSAT has duly executed and delivered this Agreement;

d.this Agreement is a legal, valid and binding obligation of GSAT enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court;

e.the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of, or constitute a default under, the terms, conditions or provisions of the constating documents or by-laws of, or any shareholder agreement relating to, GSAT or of any law, regulation, judgment, decree or order binding on or applicable to GSAT or by which GSAT benefits or to which any of its property is subject or of any material agreement, lease, license, permit or other instrument to which GSAT is a party or is otherwise bound or by which GSAT benefits or to which any of its property is subject and do not require the consent or approval of any other party or any governmental body, agency or authority;

f.GSAT is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by GSAT in connection with the execution, delivery or performance by GSAT of this Agreement or the completion of any of the transactions contemplated hereby;

g.there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of GSAT) pending or, to the best of the knowledge of GSAT, threatened, by or against or affecting either of GSAT which relate to the rights given to GSAT hereunder and the Corporation hereunder, at law or in equity, or before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

h.GSAT has not:

(i) admitted its inability to pay its debts generally as they become due or failed to pay its debts generally as they become due;

(ii) filed an assignment or petition in bankruptcy or a petition to take advantage of any insolvency statute;

(iii) made an assignment for the benefit of its creditors;

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(iv) consented to the appointment of a receiver of the
whole or any substantial part of its assets;

(v) filed a petition or answer seeking a reorganiz-ation, arrangement, adjustment or composition under applicable bankruptcy laws or any other applicable law or statute of the United States of America or any subdivision thereof; or

(vi) been adjudged by a court having jurisdiction a bankrupt or insolvent, nor has a decree or order of a court having jurisdiction been entered for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy with such decree or order having remained in force and undischarged or unstayed for a period of 30 days.

All of the representations and warranties of GSAT contained above shall survive the execution and delivery of this Agreement notwithstanding any investigation made at any time by or on behalf of GSAT.

18.Covenants of STAR. During the term of this Agreement, STAR covenants to and in favour of GSAT the following:

a.STAR shall maintain its corporate existence in good standing and shall qualify and remain duly qualified to carry on business and own property in each jurisdiction in which such qualification is necessary in view of its business and operations;

b.if not done so already, STAR shall incorporate and organize
STAR-SUB and cause it to carry out all steps, actions and things necessary to give effect to the provisions of this Agreement relating to such company;

c.STAR shall not sell, transfer, assign or otherwise dispose of any of the issued and outstanding shares of STAR-SUB and will not grant any rights or options to acquire, or instruments convertible into or exchangeable for, any of such shares;

d.STAR shall maintain beneficial and registered ownership of all the issued and outstanding shares of STAR-SUB free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and STAR shall not issue any shares in its capital to any person other than STAR;

e.STAR shall cause STAR-SUB to maintain its corporate existence in good standing and shall cause STAR-SUB to qualify and maintain qualified to carry on business and own property in each jurisdiction in which such qualification is necessary in view of its business and operations;

f.STAR agrees to negotiate in good faith and enter into the Exclusive Representative Agreement and to negotiate in good faith and use its best efforts to cause STAR-SUB to enter into the Shareholders' Agreement; and

g.without the prior written consent of GSAT, prior to the execution of the Shareholders' Agreement and the Exclusive Representative Agreement by the relevant parties, STAR agrees not to, directly or indirectly, through its subsidiaries, affiliates or otherwise, negotiate or enter into any representative or other agreements in connection with, the sale or distribution of Tire Resource Recovery Systems.

19.Covenants of GSAT. During the term of this Agreement, GSAT covenants to and in favour of STAR the following:

a.GSAT shall maintain its corporate existence in good standing and shall qualify and remain duly qualified to carry on business and own property in each jurisdiction in which such qualification is necessary in view of its business and operations;

b.if not done so already, GSAT shall incorporate and organize
GSAT-SUB and cause it to carry out all steps, actions and things necessary to give effect to the provisions of this Agreement relating to such company;

c.GSAT shall not sell, transfer, assign or otherwise dispose of any of the issued and outstanding shares of GSAT-SUB and will not grant any rights or options to acquire, or instruments convertible into or exchangeable for, any of such shares;

d.GSAT shall maintain beneficial and registered ownership of all the issued and outstanding shares of GSAT-SUB free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and GSAT shall not issue any shares in its capital to any person other than GSAT;

e.GSAT shall cause GSAT-SUB to maintain its corporate existence in good standing and shall cause GSAT-SUB to qualify and maintain qualified to carry on business and own property in each jurisdiction in which such qualification is necessary in view of its business and operations; and

f.GSAT agrees to negotiate in good faith and to use its best efforts to cause GSAT-SUB to enter into the Shareholders' Agreement and to negotiate in good faith and to use its best efforts to cause the Corporation to enter into the Exclusive Representative Agreement.

20.Share Certificate Endorsement. Each certificate evidencing ownership of Shares shall have endorsed upon it a statement to the following effect:

The shares evidenced by this certificate are subject to restrictions on their transfer and to the provisions of an Equity Joint Venture Agreement made the 19th day of February, 1996, between Globesat Holding Corp. and Startech Environmental Corporation and all transfers, assignments and dealings of any nature or kind whatsoever with shares evidenced hereby may be made only pursuant to and subject to such restrictions on transfer and the provisions of the said agreement.

21.Matters Outstanding.

a.The parties hereto mutually recognize that certain material and consequential areas of specificity are necessary and desirable in order to give full effect to this Agreement and certain parts thereof. The parties agree to negotiate in good faith and use their best efforts to enter into such further and other agreements and documents, and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof; and

b.in the event that the parties hereto are unable to agree to negotiated resolutions to any material outstanding matter of specificity, acting reasonably, within six months from the date hereof, it is agreed that GSAT shall have the option to enter into a sales representative agreement with STAR in connection with Tire Resource Recovery Systems on terms and conditions substantially similar to those contained in Plasma Waste Converter Systems sales representative agreements used by STAR in the ordinary course of business.

22.Announcements. Except as otherwise contemplated herein, no announcement with respect to this Agreement will be made by any party hereto without the prior approval of the other parties hereto. The foregoing will not apply to any announcement by any party hereto required in order to comply with laws pertaining to timely disclosure, if applicable, provided that such party hereto consults with the other parties hereto before making any such announcement.

23.Waiver. No waiver by any party hereto of a breach of any of the covenants, conditions and provisions herein contained shall be effective or binding upon such party hereto unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party hereto's rights with respect to any other future breach.

24.Notice. Any notice or other communications (a "Notice") required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or sent by registered mail, charges prepaid, addressed as follows:

a.if to GSAT:

              Globesat Holding Corp.
              BCE Place
              181 Bay Street
              Toronto, Ontario
              M5J 2T9

              Attention:     Mr. Avi S. Greenspoon
              Facsimile No: (416) 364-4916

b.if to STAR:

              Startech Environmental Corporation
              79 Old Ridgefield Road
              Wilton, Connecticut
              06897

              Attention:          Mr. Joseph F. Longo
              Facsimile No:  (203) 761-0839

or at any such other address or addresses as may be given by any of them to the other in writing from time to time. Such Notice, if mailed, shall be deemed to have been given on the second business day (except Saturdays or Sundays) following such mailing, or if delivered personally or transmitted by facsimile, shall be deemed to have been given on the day of delivery or transmission, as the case may be, if a business day, or if not a business day, on the business day next following the day of delivery or transmission, as the case may be; provided that if such Notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such Notice as aforesaid, then such Notice shall not be effective unless delivered or transmitted by facsimile.

25.Status of the Parties. Nothing herein contained shall be deemed or construed to create a partnership relationship of any kind or association between the parties hereto for any purposes other than as contemplated herein.

26.Assignment. None of the parties hereto shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

27.Severability. In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be servable from the remainder of this Agreement.

28.Interpretation not Affected by Headings. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

29.Currency. Unless otherwise indicated herein, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

30.Time of the Essence. Time shall be of the essence of this Agreement.

31.Amendment of Agreement. No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

32.Entire Agreement.  This Agreement constitutes the entire
Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, commitments, conditions, representations, warranties and undertakings.

33.Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

34.Successor and Assigns. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

35.Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties hereto shall be governed by, the laws of the Province of Ontario.

           IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

GLOBESAT HOLDING CORP.

Per: /S/ Mel B. Greenspoon, Chairman and CEO

Per: /S/ Allan Greenspoon, President and CFO

STARTECH ENVIRONMENTAL CORPORATION

Per: /s/ Joseph F. Longo, President and CEO

Per: /s/ Leonard K. Knapp, Vice President